UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2020

CF FINANCE ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38759	47-3806343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 East 59th Street New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and three-quarters of one redeemable warrant	CFFAU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	CFFA	The Nasdaq Stock Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	CFFAW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 22, 2020, CF Finance Acquisition Corp. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that, as a result of the appointment of Paul Pion, the Company’s Chief Executive Officer, to the board of directors of the Company (the “Board”) on June 18, 2020, the Company is temporarily not in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5605 regarding the composition of the Board, because a majority of the Board is not comprised of independent directors.

On June 23, 2020, the Company received a letter from Nasdaq acknowledging the Company’s non-compliance with Nasdaq Listing Rule 5605. The Nasdaq letter further provided that consistent with Nasdaq Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company with a cure period in order to regain compliance with such rule until the earlier to occur of (i) its next annual stockholders meeting or June 18, 2021; or (ii) if the next annual stockholders’ meeting is held before December 15, 2020, then the Company must evidence compliance no later than December 15, 2020.

The Company expects to regain compliance with Nasdaq Listing Rule 5605 prior to the expiration of the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2020

CF FINANCE ACQUISITION CORP.
By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

[Signature Page to CFFA Form 8-K re Nasdaq Letter]